EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 13, 1999, except for the third paragraph of Note G, as to which the date is September 13, 1999, relating to the financial statements and financial statement schedules of PharmaKinetics Laboratories, Inc., which appears in PharmaKinetics Laboratories, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999.



PricewaterhouseCoopers LLP

Baltimore, Maryland
February 22, 2000